UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 2, 2021

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Independent Director

Chimera Investment Corporation announced today that Sandra Bell has been appointed to the Company’s Board of Directors as a Class II Director. Ms. Bell will stand for election at the Company’s 2022 shareholder meeting for the remaining two years of the Class II Director term. Ms. Bell will serve on the Audit Committee, as a Financial Expert, and the Risk Committee of the Company’s Board of Directors.

Ms. Bell has been the Chief Financial Officer of Tiptree, Inc. (NASDAQ: TIPT) since July 2015. Previously, Ms. Bell served as Chief Financial Officer of Prospect Mortgage, a private equity owned mortgage originator and servicer, and as Chief Financial Officer of PHH Corporation (PHH) a publicly traded, multi-divisional financial services company engaged in the private label mortgage services and fleet management businesses. Prior to PHH, Ms. Bell served as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities.

Ms. Bell received a BA Economics from The Ohio State University and an MBA from Harvard Business School.

Ms. Bell will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders dated April 27, 2021.

Ms. Bell has entered into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015. There are no other arrangements or understandings between the appointee and any other person pursuant to which she was appointed.  There are also no family relationships between the appointee and any director or executive officer of the Company and the appointee does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Still to the Board of Directors of Chimera Investment Corporation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 2, 2021, issued by Chimera Investment Corporation (This exhibit is furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ Phillip J. Kardis II
Name: Phillip J. Kardis II
Title: Chief Legal Officer and Secretary

Date: December 2, 2021